                                                                    EXHIBIT 5-1


                                                   March 7, 1996

MCN Corporation
500 Griswold
Detroit, MI  48226

Ladies and Gentlemen:

     I am acting as counsel for MCN Corporation ("MCN") and MCN Investment Corporation ("MCN Investment"), both Michigan corporations, in connection with the registration of up to $500,000,000 of Debt Securities to be offered on a continuous or delayed basis pursuant to the provisions of Rule 415. The Debt Securities are being registered under the Securities Act of 1933, as amended (the "1933 Act"), by a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 7, 1996. Capitalized terms used but not defined herein are used as defined in the Registration Statement.

     In preparation for rendering my opinion hereafter expressed, I have examined the originals or copies, certified to my satisfaction, of such corporate records and other documents and certificates as I have deemed necessary.

     Based on the above, I am of the opinion that:

      1. MCN and MCN Investment are corporation duly organized and validly existing under and pursuant to the laws of the State of Michigan.

      2. The Debt Securities when sold, will be legally issued by MCN Investment, duly authorized, fully paid and nonassessable and will be binding obligations of MCN Investment.

     I hereby consent to the use of this opinion as Exhibit 5-1 to the Registration Statement and to the use of my name under the caption "Validity of Securities" in the Registration Statement. This consent may be incorporated by reference into any registration statement of MCN and MCN Investment relating to the debt securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462 (b) under the 1933 Act.

                                           Very truly yours,

                                        /s/ Daniel L. Schiffer
                                   --------------------------------
                                          Daniel L. Schiffer
                                     Senior Vice President, General
                                         Counsel and Secretary
                                            MCN Corporation